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[LOGO] AIRNET

                                                                    Exhibit 99.1

           AIRNET COMMUNICATIONS ANNOUNCES $16M SENIOR DEBT FINANCING

Melbourne, FL, June 9, 2003 - AirNet Communications Corporation (NASDAQ: ANCC) today announced that it has signed an investment agreement for $16M in senior secured convertible notes with voting rights. The debt financing is being provided by TECORE Wireless Systems, AirNet's largest customer and an existing supplier, and SCP Private Equity Partners, AirNet's largest existing investor. The notes will be advanced in installments and will accrue interest at the rate of twelve percent. The debt will mature 4 years after the consummation of the transaction. AirNet anticipates closing on the transaction in July.

Closing of the transaction will be subject to the approval of AirNet's shareholders. Shareholders are urged to read the proxy statement, which will be filed with the Securities and Exchange Commission and mailed to shareholders in connection with the transaction. The proxy statement will contain important information about the terms of the financing.

AirNet will use the proceeds from the investment, after payment of transaction expenses and repayment of its bridge loan from TECORE and SCP, to fund operations.

AirNet also announced that the stockholders of existing Series B preferred stock will be converted into common stock at the closing of the financing.

The debt securities described herein will not be registered under the Securities Act of 1933, and will be offered and sold under an exemption from the registration provisions of that act. The notes will not be available for resale absent registration or an exemption from registration under that act.

About TECORE

TECORE Wireless Systems supplies turn-key wireless mobility networks for regional and country-wide deployments and solutions for migrating existing networks to advanced digital wireless technologies while expanding coverage and capacity. The company's turn-key solutions include its AirCore(R) Mobile Switching System at the core of the network in conjunction with GSM/GPRS, CDMA and TDMA base station solutions to deliver fully-integrated feature-rich services. With over twenty-five network deployments worldwide, TECORE has also achieved certification to the prestigious ISO 9001:2000 Quality Standard. Named one of the "20 Firms for the Next Generation", TECORE is a global leader in converging wireless and IP networks and wireless enterprise systems solutions. For more information, please visit the TECORE website at www.tecore.com.

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About SCP Private Equity Partners

SCP Private Equity Partners ("SCP") is a private equity firm focused on later stage companies in high growth industries, with an emphasis on technology. SCP generally invests in companies with commercially proven technologies that need capital to implement and market their business concepts. SCP targets the information technology, internet infrastructure, financial services, wireless communications, life sciences, security and education sectors. SCP supports its investment portfolio with a rich base of strategic, operating and financial expertise and an extensive networking capacity to access capital, recruit management and facilitate favorable strategic alliances.

About AirNet

AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost effectively and simultaneously offer high-speed data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) base station solution provides a high capacity base station with a software upgrade path to high speed data. The Company's Digital AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or pending. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at www.airnetcom.com.

For More Information:

AirNet Contact:
Stuart Dawley
Investor Relations Officer
+1 321-953-6780
sdawley@airnetcom.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the negotiation or conclusion of a financing transaction, the financial effects of a corporate restructuring, the transition and evolution to next generation products, and other statements relating to the company's outlook. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, risks or uncertainties that our stockholders may not approve of any contemplated financing; that currently the sale of the securities contemplated by the financing may be highly dilutive to existing common stock holders; that the lenders may foreclose on all assets of the company (including all intellectual property rights) in the event of a default under the security agreement associated with the debt financing, that there can be no assurances that this investment agreement will close in July, if at all, that the company may not be able to retain key employees, that the company may need additional investment capital in the future, and that the company may not be able to continue to operate as a going concern prior to or after the consummation of the transaction. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, as amended.

AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), Backhaul Free(TM), and We're Ready for Anything(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.